PRESS RELEASE

Whitehawk Therapeutics Reports Third Quarter 2026 Financial Results and Recent Highlights

On track to report initial Phase 1 data from HWK-007 and HWK-016 in 1H’27

Initiated Phase 1 trial for HWK-206 in the U.S., the third Whitehawk program to enter the clinic in the last 12 months; HWK-206 received Fast Track designation from the FDA

Cash, cash equivalents and short-term investments of $169.7 million as of September 30, 2026, anticipated to fund operations into 2H 2028

MORRISTOWN, NJ, November 9, 2026 /PRNewswire/ -- Whitehawk Therapeutics, Inc. (Nasdaq: WHWK), a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently develop improved antibody drug conjugate (ADC) cancer treatments, today announced financial results for the quarter ended September 30, 2026, and provided recent corporate highlights.

“We continue to dose escalate patients in our Phase 1 programs for HWK-007 and HWK-016 and remain on track to report initial data in the first half of 2027,” said Dave Lennon, PhD, President and Chief Executive Officer of Whitehawk Therapeutics. “We also initiated the Phase 1 trial of HWK-206, marking the advancement of all three of our original ADC programs into clinical development within the last 12 months. With its improved biparatopic design, HWK-206 has demonstrated enhanced preclinical antitumor activity compared to other SEZ6-targeted ADCs. Our global clinical development strategy is focused on efficiently evaluating how these preclinical attributes translate in patients with small-cell lung cancer.”

Q3 2026 and Recent Operational Highlights:

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Continued to advance the ongoing Phase 1 trials of HWK-007 and HWK-016.

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Initiated the Phase 1 clinical trial of HWK-206 in the U.S. and received Fast Track designation from the U.S. Food and Drug Administration (FDA).
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HWK-206 is a novel, biparatopic, SEZ6-targeting ADC utilizing the same TOP1i-linker payload as Whitehawk’s first two programs. HWK-206 is being developed initially for small-cell lung cancer (SCLC) and other neuroendocrine tumors.
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Whitehawk submitted an Investigational New Drug (IND) application in China and anticipates activating its first clinical sites in China in Q1 2027.
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The study is designed to evaluate an accelerated sequence of planned dose levels, starting at 3 mg/kg, informed by Whitehawk’s experience with HWK-007 and HWK-016. The initial dose-escalation portion will focus on patients with SCLC, providing an opportunity to evaluate HWK-206 against established clinical benchmarks.
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Initial Phase 1 data from HWK-206 is expected by year-end 2027.

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Presented real-world analyses supporting PTK7 as a durable ADC target in EGFR wild-type NSCLC at World Conference on Lung Cancer 2026. PTK7 expression remained stable following standard-of-care therapies, supporting its relevance as a target in second-line or later-line EGFR wild-type NSCLC.

PRESS RELEASE

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Presentedreal-world analyses supporting MUC16 as a durable ADC target in ovarian cancer at International Gynecologic Cancer Society 2026. MUC16 expression remained high and stable following standard-of-care therapies, supporting its potential utility in both combination approaches and relapsed settings. High MUC16 expression was associated with poor real-world overall survival in high-grade serous ovarian carcinoma, the most common subtype of ovarian cancer.

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Appointed Vijay Iyengar, MD, to Board of Directors. Dr. Iyengar, a former Incyte executive, brings extensive oncology, corporate strategy, business development and medical affairs experience to Whitehawk.

Q3 2026 Financial Results:

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Cash, cash equivalents and short-term investments as of September 30, 2026, were $169.7 million as compared to $145.7 million as of December 31, 2025. Cash is anticipated to fund operations into 2H 2028 based on current plans.

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Research and development expenses were $18.1 million for the three months ended September 30, 2026, as compared to $14.3 million for the three months ended September 30, 2025.

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Net loss for the three months ended September 30, 2026, was $21.2 million as compared to $17.7 million for the three months ended September 30, 2025.

Upcoming Investor Conferences:

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Jefferies Global Healthcare Conference in London – management will participate in investor meetings, and Dave Lennon will participate in a fireside chat on November 16, 2026, at 9:30 AM GMT.

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Piper Sandler 38th Annual Healthcare Conference – management will participate in investor meetings, and Dave Lennon will present a corporate overview on December 2, 2026, at 1:30 PM ET.

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A live webcast of the fireside chat and presentation can be accessed by visiting the Whitehawk Therapeutics IR website and will be available for replay for approximately 30 days following the events.

About Whitehawk Therapeutics

Whitehawk Therapeutics is a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently develop improved antibody drug conjugate (ADC) cancer treatments. Whitehawk's portfolio includes HWK-007, HWK-016 and HWK-206, ADCs engineered to overcome the limitations of first-generation predecessors to deliver a meaningful impact for patients with difficult-to-treat cancers. These assets are in-licensed from WuXi Biologics under an exclusive development and global commercialization

PRESS RELEASE

agreement. Whitehawk's underlying ADC platform leverages CPT113 as the core linker-payload technology, enhanced with its proprietary Carbon Bridge Cysteine Re-pairing (CBCR) bioconjugation process to support improved stability and therapeutic index.

More information on the Company is available at www.whitehawktx.com and connect with us on LinkedIn. Any references to the Company's website or other online resources are provided solely for convenience and are not incorporated by reference into this press release. Investors should rely only on the information contained in this press release and the Company's filings with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding the business of Whitehawk Therapeutics that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company's current beliefs and expectations and may include, but are not limited to, statements relating to: the potential therapeutic value and market opportunity for the Company's ADC portfolio; plans related to the Company's development of its portfolio of ADC assets, including the anticipated timing of the initial Phase 1 data from clinical trials for HWK-007 and HWK-016 in 1H 2027 and for HWK-206 by year-end 2027, and the anticipated timing of activating our first clinical sites in China for the HWK-206 Phase 1 trial in Q1 2027; expectations regarding the beneficial characteristics, design features, safety, efficacy, therapeutic effects and the size of the potential targeted markets with respect to the Company's ADC assets; and the sufficiency of the Company's existing capital resources and the expected timeframe to fund the Company's future operating expenses and capital expenditure requirements. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, uncertainties associated with preclinical and clinical development of the ADC portfolio, including potential delays in the commencement, enrollment and completion of clinical trials; failure to demonstrate the efficacy of the ADC portfolio in preclinical and clinical studies; the risk that unforeseen adverse reactions or side effects may occur in the course of testing of the ADC assets; and risks related to the Company's estimates regarding future expenses, capital requirements and need for additional financing.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the caption "Item 1A. Risk Factors," and in Whitehawk's subsequent Quarterly Reports on Form 10-Q, and elsewhere in Whitehawk's reports and other documents that Whitehawk has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Whitehawk undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

IR@whitehawktx.com

PRESS RELEASE

WHITEHAWK THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$68,973	$37,568
Short-term investments	100,699	108,129
Prepaid expenses and other current assets	2,299	3,316
Total current assets	171,971	149,013
Property and equipment, net	3	3
Operating lease right-of-use assets	212	—
Other assets	1,500	1,814
Total assets	$173,686	$150,830

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,224	$917
Accrued liabilities	8,087	13,602
Operating lease liabilities, current portion	130	—
Total current liabilities	10,441	14,519
Operating lease liabilities, net of current portion	88	—
Total liabilities	10,529	14,519
Stockholders’ equity:
Common stock	5	4
Additional paid-in capital	576,661	489,437
Accumulated other comprehensive (loss) income	(216)	120
Accumulated deficit	(413,293)	(353,250)
Total stockholders’ equity	163,157	136,311
Total liabilities and stockholders’ equity	$173,686	$150,830

WHITEHAWK THERAPEUTICS, INC.

PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data and earnings per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Product sales, net	$—	$—	$—	$7,145
Total revenue	—	—	—	7,145
Operating expenses
Selling, general and administrative	4,805	5,201	16,311	23,956
Research and development	18,138	14,345	48,263	71,942
Cost of goods sold	—	—	—	760
Total operating expenses	22,943	19,546	64,574	96,658
Loss from operations	(22,943)	(19,546)	(64,574)	(89,513)
Other income (expense)
Gain on sale of business	—	(177)	—	87,266
Foreign exchange loss	(3)	—	(9)	(3)
Other income	—	127	—	285
Interest income	1,737	1,850	4,540	4,620
Total other income (expense), net	1,734	1,800	4,531	92,168
(Loss) income before income tax expense	(21,209)	(17,746)	(60,043)	2,655
Income tax expense (benefit)	—	—	—	—
Net (loss) income	$(21,209)	$(17,746)	$(60,043)	$2,655
Other comprehensive (loss) income:
Unrealized (loss) gain on investments, net of tax	(153)	130	(336)	123
Comprehensive (loss) income	(21,362)	(17,616)	(60,379)	2,778
Net (loss) income per share:
Basic	$(0.23)	$(0.26)	$(0.73)	$0.04
Diluted	$(0.23)	$(0.26)	$(0.73)	$0.04
Weighted average shares outstanding:
Basic	93,866,642	69,204,899	82,086,813	59,417,911
Diluted	93,866,642	69,204,899	82,086,813	60,057,872